                                 LOAN AGREEMENT

     LOAN AGREEMENT, dated as of December 8, 1999, by and between FLEET BANK, N.A., a national banking association with offices at 111 Westminster Street, Providence, Rhode Island 02903 (the "Lender"), and LAZARE KAPLAN JAPAN, INC., a corporation organized under the Laws of Delaware with offices at Yusen Okachimachi Building, Ninth Floor, 40807 Taito, Taito-ku, Tokyo, Japan 110-0016 (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company has requested that the Lender extend a loan in the amount referred to below, which the Lender is willing to do on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     When used herein, the terms set forth below shall be defined as follows:

     1.1. "Authorized Representatives" means all person(s) who are authorized by and on behalf of the Company to request that the Term Loan be converted to a loan of another Type.

     1.2. "Business Day" means a day on which commercial banks settle payments in (i) London, if the payment obligation is calculated by reference to any LIBOR Rate, or (ii) Tokyo, if the payment obligation is calculated by reference to any Prime Rate; an adjustment will be made if a date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

     1.3. "Company" means Lazare Kaplan Japan, Inc., a corporation organized under the Laws of Delaware with a branch in Japan.

     1.4. "Company's Address" means Yusen Okachimachi Building, Ninth Floor, 40807 Taito, Taito-ku, Tokyo, Japan 110-0016, Fax #01181338397439.

     1.5. "Conversion Request" means a notice given by an Authorized Representative to the Lender of the Company's election to convert or continue the Term Loan in accordance with Paragraph 4.1 hereof.

     1.6. "Drawdown Date" means the date on which the Term Loan is made and the date on which the Term Loan is converted or continued in accordance with Paragraph 4.1 hereof.

     1.7. "Event of Default" means each and every event specified in Paragraph
10.1 of this Agreement.







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     1.8. "Guarantor" means Lazare Kaplan International Inc., a Delaware corporation.

     1.9. "Guarantor Loan Agreement" means that certain Loan Agreement dated as of May 14, 1996, as amended from time to time among the Lender, Bank Leumi USA and the Guarantor.

     1.10. "Guaranty Agreement" means that certain Guaranty Agreement dated the date hereof of the Guarantor in favor of the Lender pursuant to which the Guarantor has guaranteed payment and performance of the Obligations.

     1.11. "Interest Payment Date" means the first day of each calendar month until the Term Loan is paid in full.

     1.12. "Interest Period" means:

           (a) for any Prime Rate Loan, initially, the period commencing on a Drawdown Date and ending on the last day of the calendar month in which the Drawdown Date occurs, and, therefore, for each successive Interest Period, the period commencing on the first day of the immediately succeeding calendar month and ending on the last day of such calendar month; and

           (b) for any LIBOR Rate Loan, initially, the period commencing on a Drawdown Date and ending on the ninetieth (90th) day after such Drawdown Date (or such other period as Lender and the Company shall agree upon from time to time in selecting the corresponding LIBOR Rate); and, thereafter, for each successive Interest Period, the period commencing on the first day after the immediately preceding Interest Period and ending on the ninetieth
               (90th) day thereafter, as applicable (or such other period as Lender and the Company shall agree upon from time to time in selecting the corresponding LIBOR Rate;

     provided that all of the foregoing provisions relating to Interest Period are subject to the following:

           (c) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a London Banking Day, that Interest Period shall be extended to the next succeeding London Banking Day; and

           (d) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day; and

           (e) no Interest Period shall end later than December 7, 2001.

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     1.13. "Laws" means all applicable ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     1.14. "Lender" means Fleet Bank, N.A., a national banking association.

     1.15. "Lender's Address" means 111 Westminster Street, Providence, Rhode Island 02903, Attn: Irene A. Ogarek, Vice President, Fax #401-278-3077.

     1.16. "LIBOR Lending Office" means the office of Fleet Financial Group in London, England.

     1.17. "LIBOR RATE" shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in Japanese Yen, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Yen for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Japanese Yen for a period of time comparable to the applicable Interest Period which are offered by four reference banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by the Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its Japanese Yen deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Japanese yen to leading European banks for a period of time comparable to the applicable Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such Interest Period. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to one
(1) minus the Reserve Percentage. The Lender shall give the Company notice (a) in the event that the Board of

Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, and (b) of any changes in such Reserve Percentage.

     1.18. "LIBOR Rate Loan" means the Term Loan during the period when it bears interest calculated with reference to the LIBOR Rate.

     1.19. "London Banking Day" means any day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     1.20. "Note" means the Term Promissory Note of the Company in the original principal amount of One Billion One Hundred Million Yen ('Y'1,100,000,000) in the form of Exhibit A hereto, as the same may be amended from time to time.

     1.21. "Obligations" means any and all indebtedness, obligations and liabilities of the Company to the Lender of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all indebtedness and obligations under this Agreement and the Note; all indebtedness, liabilities or obligations owing from the Company to others which the Lender may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and reasonable attorneys' fees chargeable to the Company or incurred by the Lender hereunder, or any other document or instrument delivered hereunder or as a supplement hereto.

     1.22. "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization.

     1.23. "Pledge Agreement" means that certain Pledge Agreement of the Guarantor dated the date hereof pursuant to which the Guarantor has pledged certain collateral to the Lender to secure its Guaranty Agreement.

     1.24. "Prime Rate" means the variable per annum rate of interest for Japanese Yen based borrowings so designated from time to time by Bank of Tokyo Mitsubishi Limited as its prime rate. The Prime Rate is a reference rate and does necessarily represent the lowest or best rate being charged to any customer.

     1.25. "Prime Rate Loan" means the Term Loan during the period when it bears interest calculated with reference to the Prime Rate.

     1.26. "Term Loan" means the term loan made to the Company pursuant to Paragraph 2 hereof in the original principal amount of One Billion One Hundred Million Yen ('Y'1,100,000,000).

     1.27. "Type" means, as to the Term Loan, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

     1.28. "Yen" or "'Y'" refers to the lawful money of Japan.

     To the extent not defined in this Paragraph 1, unless the context otherwise requires, accounting and financial terms used in this Agreement shall have the meanings attributed to them by generally accepted accounting principles consistently applied, as of the date hereof to the extent the same are used or defined therein.


2.   TERM LOAN

     2.1. Term Loan.

     Subject to the terms and conditions of this Agreement, Lender agrees to extend to the Company a Term Loan in the original principal sum of One Billion One Hundred Million Yen ('Y'1,100,000,000). The obligations of the Company to repay the Term Loan shall be evidenced by the Note in the form of Exhibit A hereto, the terms of which are incorporated into and made a part of this Agreement.

     2.2. Payments Generally.

          (a) All payments under the Note shall be made in Yen in immediately available funds, not later than 1:00 p.m. local time in the place of payment on the relevant dates specified below (each such payment made after such time on such date is to be deemed to have been made on the next succeeding Business Day).

          (b) All payments made by the Company under the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction, including all taxes imposed by Japanese taxing authorities relating to the Term Loan, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Lender as a result of a present or former connection between the jurisdiction of the government or the taxing authority imposing such tax and the Lender (excluding a connection arising solely from the Lender having executed, delivered, or performed its obligations under this Loan Agreement or received a payment under, or enforced, the Note) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Taxes are payable by the Company, the Company shall send to the Lender a certified copy of an original receipt received by the

Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Company shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The payment required by this indemnification shall be made promptly after the Lender makes written demand therefor. The agreements in this subsection shall survive the payment of the Note and all other amounts payable hereunder or thereunder.

          (c) Yen ('Y'), the currency in which the Term Loan is made and denominated, and the place of payment designated therefor is of the essence. The payment obligation of the Company hereunder in Yen ('Y') and the designated place of payment shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Yen ('Y') and transfer to the designated place of payment under normal banking procedures does not yield the amount owing hereunder at the designated place of payment. In the event that any payment by the Company, whether pursuant to a judgment or otherwise, upon such conversion and transfer, does not result in payment of such amount in Yen ('Y') at the designated place of payment, the Lender shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Company for, the additional amount necessary to yield the amount of Yen ('Y') owing hereunder. In the event that any payment by the Company, whether pursuant to a judgment or otherwise, upon such conversion and transfer, results in payment of Yen ('Y') at the designated place of payment in an amount greater than the amount owing, the Lender shall immediately remit the excess to the Company.

          (d) If any sum due from the Company under the Note, the Guarantor under the Guaranty Agreement or any order or judgment given or made in relation hereto has to be converted from Yen ('Y') into another currency
(the "second currency") for the purpose of (a) making or filing a claim or proof against the Company or the Guarantor with any governmental authority or in any court or tribunal or (b) obtaining or enforcing any order or judgment in relation hereto, the Company shall indemnify and hold harmless each of the persons or entities to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (i) the rate of exchange used to convert the amount in question from Yen ('Y') into the second currency and
(ii) the rate or rates of exchange at which such person or entity, acting in good faith, purchased Yen ('Y') with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Company distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations. In the event that any sum due from the Company under the Note, the Guarantor under the Guaranty Agreement or any order or judgment given or made in relation hereto has to be converted from Yen ('Y') into a second currency for any of the foregoing reasons, and such conversion results in payment of Yen ('Y') at the designated place of payment in an amount greater than the amount owing, the Lender shall immediately remit the excess to the payor.

         2.3. Principal

         The Company shall pay the principal balance of the Note in equal consecutive quarterly installments of principal in the amount of Ninety-Six Million Two Hundred Fifty Thousand Yen ('Y'96,250,000) commencing ninety (90) days from the date hereof and continuing on every ninetieth (90th) day thereafter until December 7, 2001, at which time the entire principal balance, together with all accrued interest, shall be payable in full. During any period that interest is calculated with reference to the Prime Rate, if any principal payment would otherwise be due on a day that is not a Business Day, such payment shall become due on the next succeeding Business Day. During any period that interest is calculated with reference to the LIBOR Rate, if any principal payment would otherwise be due on a day that is not a London Banking Day, such payment shall become due on the next succeeding London Banking Day.

         2.4. Interest.

              (a) The Term Loan shall bear interest, at the option of the Company and subject to the terms and conditions hereinafter set forth, at an interest rate based on either the Prime Rate or the LIBOR Rate.

              (b) Each Prime Rate Loan under the Term Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the aggregate of one percent (1%) per annum plus the Prime Rate.

              (c) Each LIBOR Rate Loan under the Term Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the aggregate of one percent (1%) per annum plus the LIBOR Rate determined for such Interest Period.

              (d) All payments of interest shall be accompanied by all amounts owing under Paragraph 2.2(b) hereof.

              (e) The Company shall pay interest on the Term Loan in arrears on each Interest Payment Date with respect thereto.

              (f) Interest shall be calculated daily as to the outstanding principal balance on the basis of a 360 day year counting the actual number of days elapsed. Interest based upon the Prime Rate shall change on the effective date of each change in the Prime Rate.

              (g) The Company hereby authorizes the Lender to charge or debit at any time and from time to time any demand deposit account maintained by the Company with the Lender in order to pay sums properly payable hereunder. The Lender shall be entitled to rely upon this authorization.

         2.5. Use of Proceeds.

         The proceeds of the Term Loan will be used to enable the Company to repay certain obligations to the Guarantor. The Guarantor is depositing such proceeds into an account with the Lender that is subject to the Pledge Agreement.

         2.6. Late Fee.

         In the event any payment of principal and/or interest is not paid within ten (10) Business Days of the date it is due, the Company shall pay a late payment fee equal to five percent (5%) of the overdue payment.

         2.7. Default Interest Rate.

         The Company hereby agrees to pay upon demand, to the extent permitted by law, a default interest rate on any sum or amount not paid when due hereunder at a rate per annum equal to the four percent (4%) in excess of the interest rate that would otherwise be payable hereunder, from the date of delinquency until payment in full.

3. INDEMNITY: YIELD PROTECTION.

         The Company hereby indemnifies the Lender against any and all loss and reasonable expenses which the Lender may sustain or incur as a consequence of any of the following:

                (a) default in payment of the principal amount of the Term Loan or any part thereof or interest accrued thereon;

                (b) the receipt or recovery by the Lender of all or any part of the Term Loan prior to the maturity date thereof (whether by prepayment, acceleration or otherwise), subject to the provisions of Paragraph 4.2 hereof.

         Without limiting the effect of the foregoing, the amount to be paid by the Company to the Lender in order to so indemnify the Lender for any loss occasioned by any of the events described in the preceding paragraph, and as liquidated damages therefor, shall be equal to the amount, if any, by which (i) the amount of interest which otherwise would have accrued on the principal amount so received or recovered, during the period (the "Indemnity Period") commencing with the date of such receipt or recovery, to the maturity date at the rate at which the Lender bid, or would have bid, in the Yen market for a deposit of Yen in such amount at the time of the making of the Term Loan exceeds
(ii) the amount of interest which would be earned by the Lender during the Indemnity Period if it invested the principal amount so received or recovered at the rate per annum determined by the Lender as the rate it would bid, at the commencement of the Indemnity Period, were it to bid in the foreign exchange markets for a deposit of Yen in an amount approximately equal to such principal amount for a period of time comparable to the Indemnity Period.

         A certificate as to any additional amounts payable pursuant to this Paragraph 3 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Lender set forth therein if made reasonably and in good faith unless the Company shall dispute the contents thereof with twenty (20) days of receipt of any such certificate. Unless, the Company notifies the Lender of a dispute with respect to such certificate, the Company shall pay any amounts so certified to it by the Lender within twenty (20) days of receipt of any such certificate.

4. GENERAL PROVISIONS REGARDING THE TERM LOAN.

         4.1. Conversion Options

              (a) The Company may elect from time to time to convert the Term Loan to another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan into another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any such conversion of a Prime Rate Loan to a LIBOR Rate Loan, the Company shall give Lender at least two (2) London Banking Days' prior written notice of the day on which such election is effective; and (iii) the Term Loan may not be converted into a LIBOR Rate Loan when the Lender has declared the existence of an Event of Default hereunder. The Company shall give to Lender telephonic notice (confirmed in writing by Lender) of its decision to convert the Term
Loan to another Type. The entire principal amount of the Term Loan must be one Type or the other. Each Conversion Request shall be irrevocable by the Company.

              (b) The Term Loan may be continued as such upon the expiration of an Interest Period with respect thereto by giving to Lender telephonic notice (confirmed in writing by Lender) of the Company's decision to continue the Term Loan as such; provided, however, that no LIBOR Rate Loan may be continued as such when the Lender has declared the existence of an Event of Default hereunder, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the occurrence of an Event of Default.

              (c) In the event that the Company does notify Lender of its election hereunder with respect to the Term Loan, the Term Loan shall be automatically converted to a Prime Rate Loan at the end of the applicable Interest Period.

         4.2. Optional Repayments of the Term Loan

         The Company shall have the right, at its election, to repay the outstanding amount of the Term Loan, as a whole or in part, at any time without penalty or premium; provided that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loan pursuant to this Paragraph may be made only on the last day of the Interest Period relating thereto. The Company shall give Lender, no later than 10:00 a.m., Providence time, at least two (2) London Banking Days' notice of any proposed repayment of a LIBOR

Rate Loan pursuant to this Paragraph, specifying the proposed date of payment and the principal amount to be paid. Each such partial prepayment shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment.

         4.3 Inability to Determine LIBOR Rate

         In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, Lender shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Company) to the Company. In such event, (a) any request for a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Prime Late Loan, and (c) the obligations of Lender to make LIBOR Rate Loans shall be suspended until Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon Lender shall so notify the Company.


         4.4. Illegality

         Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for Lender to make or maintain LIBOR Rate Loans, Lender shall forthwith give notice of such circumstances to the Company and thereupon (a) the agreement of Lender to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Company shall promptly pay Lender any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Paragraph, including any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

         4.5. Indemnity

         The Company shall indemnify Lender and hold Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Company in making a conversion after the Company has given (or is deemed to have given) a request a Conversion Request, (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion to a Prime Rate Loan on a day that is not the last day of the applicable

Interest Period with respect thereto, including interest or fees payable by Lender to lenders of funds obtained by it in order to maintain any such loans.

5. AUTHORIZED REPRESENTATIVES.

         The Company shall deliver to the Lender a certificate or letter certifying to the Lender the name(s) of all Authorized Representatives, in the form attached hereto as Exhibit B. The Lender may conclusively rely on such certificate or letter until it shall receive a further certificate from the Company in form acceptable to the Lender canceling or amending the prior list of Authorized Representatives. Any person identifying himself or herself as an Authorized Representative of the Company shall have the right to effect transactions under the Term Loan and this Agreement. The Lender shall have no responsibility or obligation to ascertain whether the person is in fact the Authorized Representative of the Company which he or she claims to be or is, in fact, authorized to effect the transaction provided that the Lender acts in a commercially reasonable manner. At its option, the Lender may verify any telephonic or telegraphic request for transaction by calling an Authorized Representative, and where more than one Authorized Representative is so authorized, by calling an Authorized Representative or other individual other than the caller or the individual initiating the transaction. The Company authorizes the Lender at its option to record electronically all telephonic requests for transactions that the Lender may receive from the Company or any other person purporting to act on behalf of the Company.

6. CONDITIONS.

         6.1. Conditions to the Lender's Obligation to Make the Term Loan.

              (a) The obligation of the Lender to make the Term Loan hereunder is subject to the following conditions precedent:

                  (i) The representations and warranties set forth in Paragraph 8 hereof shall be true and correct on and as of the date hereof.

                  (ii) The Company shall have executed and delivered to the
                       Lender, or shall have caused to be executed and delivered to the Lender in form and substance acceptable to the Lender, upon the execution of this Agreement, all agreements required by the Lender for the purpose of securing payment and performance of Company's obligations under this Agreement, together with any other documents required by the terms hereof or thereof, including, without limitation, the Note, the Guaranty Agreement, the Pledge Agreement; all of which shall at all time remain in full force and effect.

                 (iii) The Lender shall have received (A) the favorable written opinion of counsel for the Company, dated the date hereof, satisfactory to the Lender and its counsel in scope and substance, stating, among other things, that this Agreement has been duly authorized, executed and delivered by the Company; and (B) such other supporting documents and certificates as the Lender or its special counsel may request.

                  (iv) There shall have been no material adverse change in the
                       Company's financial condition or its financial or business prospects, from those represented in any financial statement or other information submitted to the Lender or upon which the Lender have relied.

                  (v) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

              (b) No Event of Default as specified in Paragraph 10.1 hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

         6.2. Company's Confirmation.

         The Company's request to the Lender for making of the Term Loan shall be deemed to be a representation and warranty to the Lender that the respective conditions specified in Paragraph 6.1 for the Term Loan have been satisfied.

7. SECURITY

         The indebtedness of the Company under this Agreement shall be guaranteed by the Guaranty Agreement which shall be secured by the Pledge Agreement.

8. REPRESENTATIONS AND WARRANTIES.

         As a material inducement to the Lender to make the Term Loan, the Company hereby represents and warrants to the Lender (which representations and warranties shall survive the execution of this Agreement and the making of the Term Loan) that:

         8.1. Corporate Authority The Company (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (ii) has the requisite corporate power and authority to own its properties and to carry on business as now being conducted, and holds all material permits, authorizations and licenses, without material restrictions or limitations, which are necessary for such ownership or business activity, and
(iii) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure to so qualify would not have a material adverse effect on the Company, and has the requisite corporate power to execute, deliver and perform this Agreement, the Note, and any security document or documents securing the obligations of the Company under this Agreement. The Company has no reason to believe that any such material permits, authorizations or licenses will be revoked, canceled, rescinded, modified or lost.

         8.2. No conflict The execution, delivery and performance by the Company of the terms and provisions of this Agreement, the Note, and any security document(s) have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or the by-laws of the Company or any material indenture, agreement or other instruments to which it is party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company pursuant to, any such indenture, agreement or other instrument.

         8.3. Litigation There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company threatened, against or affecting the Company which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Company.

         8.4 Other Agreements The Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction adversely affecting in any material respects its business, properties or assets, operations or conditions, financial or otherwise.

         8.5 No Default The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that would have a material adverse effect on the Company.

         8.6 Representations Except as disclosed in the Guarantor's filing with the Securities and Exchange Commission, no statement of fact made by or on behalf of the Company in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. Except as disclosed in the Guarantor's filings with the Securities and Exchange Commission, there is no fact presently known to the Company which has not been disclosed to the Lender which materially affects adversely, nor as far as the Company can reasonably foresee, will materially affect adversely the property, business, operations or condition (financial or otherwise) of the Company.

         8.7 Binding Obligations This Agreement, the Note, and all other agreements securing this Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar Laws of general application affecting the rights of creditors generally.

         8.8. No Event of Default No Event of Default as defined in Paragraph
10.1 hereof, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default, has occurred and is continuing.

9. AFFIRMATIVE AND NEGATIVE COVENANTS

         The Company covenants and agrees that, from the date hereof and until payment and performance in full of all obligations of the Company hereunder, the Company shall:

         9.1. Licenses and Permits Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and comply with all Laws and regulations applicable to it, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Company except where the failure to do so would not have a material adverse effect on the Company.

         9.2. Financial Condition Furnish to the Lender promptly, from time to time, such information regarding its operations, assets, business affairs and financial condition, as the Lender may reasonably request and promptly advise the Lender of any material adverse change in its condition, financial or otherwise.

         9.3. Corporate Status Not dissolve, liquidate, consolidate with or merge with, or otherwise acquire all or substantially all of the assets or properties of, any other person or business; and not change its name unless it has provided the Lender with thirty (30) days' prior written notice thereof.

         9.4. Financial Statements. Unless otherwise explicitly waived by the Lender in writing, furnish to the Lender all financial statements required by the terms of the Guarantor Loan Agreement at the time required by the terms thereof.

10. EVENTS OF DEFAULT AND ACCELERATION

         10.1. Events of Default In each case of the occurrence of any one or more of the following events (each of which is herein called an "event of Default"):

                    (a) default in the payment of any of the Company's
               obligations or agreements hereunder; or

                    (b) default in the performance of any of the Company's
               obligations or agreements hereunder (other than in payment) which shall remain uncured for fifteen (15) days; or

                    (c) any representation or warranty made herein or in any
               certificate, statement or agreement furnished in connection with this Agreement shall prove to be false or misleading in any material respect; or

                    (d) default in the payment or performance of any obligation or indebtedness of the Company or the Guarantor to the Lender or any affiliate of the Lender, whether now or hereafter existing and howsoever arising, incurred or evidenced, including, without limitation under the Guarantor Loan Agreement, in each case following the expiration of any notice and cure periods provided for therein; or

                    (e) the Company or Guarantor shall (A) make a general
               assignment for the benefit of creditors, or (B) file or suffer the filing of any voluntary or voluntary petition under any bankruptcy Law by the Company or the Guarantor or suffer the filing of any involuntary bankruptcy petition under any bankruptcy law against the Company or the Guarantor that shall not be dismissed following the expiration of ninety (90) days, or
               (C) apply for or permit the appointment of a receiver, trustee or custodian of any of the property or business of the Company or the Guarantor; or (D) suffer the entry of an order for relief under any bankruptcy Law; or (E) make an admission of its general inability to pay its or his debts as they become due; or

                    (f) default with respect to any evidence of indebtedness of the Company (there than to the Lender) for a borrowing in excess of Two Hundred Fifty Thousand Dollars ($250,000), if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of Company (other than to the Lender) is not paid, when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise; or

                    (h) the occurrence of any event of default under any
               agreement now or at any time hereafter securing or guaranteeing performance of this Agreement, including, without limitation, and the Guaranty Agreement and the Pledge Agreement following the expiration of any notice and cure periods provided for therein; or

                    (i) the Guaranty Agreement shall be terminated or the
               Guarantor shall so asset in writing;

                    (j) the Guarantor shall fail to pay its obligations under
               the Guarantor Loan Agreement full and the Guarantor Loan Agreement shall be terminated;

then in any such event, at the Lender's option, (A) the obligations of the Lender hereunder shall terminate, and (B) all the Company's obligations to the Lender (including, without limitation, the Term Loan) shall become and be immediately due and payable without presentment, demand or notice, all of which are hereby expressly waived, notwithstanding any credit or time allowing to the Company or any instrument evidencing any of the Company's obligations to the Lender. The Lender shall in addition have all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to any collateral now or hereafter securing the Company's obligations hereunder. The Company shall pay all reasonable legal expenses and attorney's fees incurred by the Lender in enforcing the Lender's rights, powers and remedies under this Agreement.

         10.2. Waiver No failure or delay on the Lender's part to exercise or to enforce any of the Lender's rights hereunder or under any other instruments or agreement evidencing any of the Company's obligations to the Lender or to require strict compliance with the terms hereof or thereof in any one or more instances and no course of conduct on the Lender's part shall constitute or be deemed to constitute a waiver or relinquishment of any such rights hereunder unless it shall have signed a waiver thereof in writing and no such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs after the date of such waiver or as to any continuance of a breach after such waiver. The Lender's rights hereunder shall continue unimpaired notwithstanding any extension of time, compromise or other indulgence granted by the Lender to the Company with respect to any of the Company's obligations to the Lender or any instrument given the Lender in connection therewith, and the Company hereby waives notice of any such extension, compromise or other indulgence and consents to be bound thereby as if it had expressly agreed thereto in advance.

11. NO ASSIGNMENT

         The rights of the Company under this Agreement may not be assigned to any third party without the prior written consent of the Lender. All covenants and agreements of the Company contained herein shall bind the Company and its successors and assigns, and shall inure to the benefit of the Lender, its successors and assigns.

12. EXPENSES

The Company will upon request by the Lender pay the reasonable legal and other expenses incurred by the Lender (including, without limitation, the fees and disbursements of the Lender's special counsel) in connection with the preparation, implementation and amendment, if any, of this Agreement.

13. GOVERNING LAW; MISCELLANEOUS

     13.1. This Agreement shall be governed by and shall be construed under the Laws of New York without regard to the conflict of laws provisions thereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     13.2. The Company, to the extent that it may lawfully do so, hereby submits to the jurisdiction of the courts of the City of New York, State of New York and the United States District Courts for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of the breach by the Company of any of its obligations under and with respect to this Agreement, and expressly waives any and all objections it may have as to venue in any of such courts.

     13.3. THE COMPANY AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OR CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THE NOTE AND EXTEND THE TERM LOAN.

     13.4. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Lender of this Agreement, and shall continue in full force and effect so long as any indebtedness or obligation of the Company to the Lender hereunder is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assign of such party; and all covenants, promises and agreements contained in this Agreement by or on behalf of the Company shall inure to the benefit of the successors and assigns of the Lender.

     13.5. All notices and other communications hereunder shall be in writing, except as otherwise provided in this Agreement; and shall be sent by any one of the following: certified mail, return receipt requested; overnight courier; confirmed telecopier or by hand and shall addressed (i) if to the Company, to it at the Company's Address, and (ii) if to the Lender, to it at the Lender's Address. Notices shall be deemed effective three (3) days after deposit in the mail, if sent by certified mail; the next Business Day, if sent by overnight courier; upon confirmation, if sent by confirmed telecopier; and upon delivery, if sent by hand. The address of any party hereto for such demands, notices and other communications may be changed by giving notice in writing at any time to the other party hereto.

     13.6. No modification or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Company, in any case, shall entitle the Company to any other or future notice or demand in the same, similar or other circumstances.

     13.7. Neither any failure or any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any right, power or privilege.

     13.8. The Lender may at any time pledge all or any portion of its rights under the loan documents including any portion of the Note to any of the twelve
(12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Lender from its obligations under any of the loan documents.

     13.9. The Lender, any person who acquires all or a portion of Lender's rights and obligations hereunder (a "Direct Transferee:) or any person who subsequently acquires all or a portion of Lender's rights hereunder from a Direct Transferee or any person who subsequently acquires all or a portion of such rights from a Direct Transferee or a successor or assign thereof (a "Subsequent Transferee") shall have the unrestricted right at any time or from time to time, and without the Company's or the Guarantor's consent, to assign or otherwise transfer all or any portion of such rights and obligations to one or more banks or other financial institutions organized under the laws of the United States or any State thereof or the District of Columbia (each a "Permitted Institution"). In the event the Lender is acquired by a bank or other financial institution organized under the laws of a foreign country, so long as the Lender continues to be an entity organized under the laws of the United States or any State thereof or the District of Columbia the Lender shall continue to be a "Permitted Institution". Neither the Lender nor any Transferee (i.e., any Direct Transferee or Subsequent Transferee) shall have the right at any time to assign or otherwise transfer all or any portion of such rights and obligations to any person other than a Permitted Institution. The Lender hereby agrees that it shall include a notation of the foregoing on any instrument whereby it transfers any of its right and obligations hereunder to a Direct Transferee and shall include a provision in any such instrument requiring such Direct Transferees and all Subsequent Transferees to include a similar notation on and similar provision in any subsequent instrument whereby any such rights and obligations are assigned or otherwise transferred to a Subsequent Transferee. A transfer by operation of law shall constitute a transfer for purposes of the Section 13.9. The Company and the Guarantor agree that they shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any Direct Transferee, the Company shall issue one or more new promissory notes, as applicable, to any such Direct Transferee and, if the Lender has retained any of its rights and obligations hereunder following such transfer, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Lender prior to such transfer and shall reflect the amount of the respective commitments and loan held by such Direct Transferee and the Lender after giving effect to such transfer. Upon the execution and delivery of appropriate transfer documentation, amendments and any other documentation required by the Lender in connection with such transfer, and the payment by Direct Transferee of the purchase price agreed to by the Lender and such Direct Transferee, such Direct Transferee shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guarantees, documents, instruments, and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Direct Transferee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

     13.10. The Lender and any Person (as defined) who acquires a participating interest in any portion of the Lender's rights and obligations hereunder and/or any or all of the credit facilities held by Lender hereunder (a "Direct Participant") or any person who subsequently acquires all or a portion of such rights or obligations and/or credit facilities from a Direct Participant or a successor or assign therefore (a "Subparticipant") shall have the unrestricted right at any time or from time to time, and without the consent of or notice to the Company or the Guarantor to grant participating interests in all or any portion of such rights, obligations and/or credit facilities (each a "Participation") to one or more banks or other financial institutions organized under the laws of the United States or any State thereof or the District of Columbia (each a "Permitted Institution"). In the event the Lender is acquired by a bank or other financial institution organized under the laws of a foreign country, so long as the Lender continues to be an entity organized under the laws of the United States or any State thereof or the District of Columbia the Lender shall continue to be a "Permitted Institution". Neither the Lender nor the Participant (i.e., nor any Direct Participant or Subparticipant) shall have the right at any time to grant, assign, transfer, subdivide, sub-participant or sub-participate or otherwise dispose of all or any portion of any Participation to any person other than a Permitted Institution. Lender hereby agrees that it shall include a notation of the foregoing on any instrument whereby it grants a Participation to a Direct Participant and shall include a provision in any such instrument requiring such Direct Participant and all Subparticipants to include a similar notation on and similar provision in any subsequent instrument whereby any portion of such Participation is transferred to a Subparticipant. A transfer by operation of law shall constitute a disposition for purposes of the foregoing. In the event of any such grant of a Participation by the Lender to a Direct Participant, whether or not upon notice to the Company, the Lender shall remain responsible for its obligations hereunder and the Company shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder.

     13.11. The Lender may furnish any information concerning the Company in its possession from time to time to prospective Direct Transferees and Direct Participants, provided that the Lender shall require any such prospective Direct Transferee or Direct Participant to agree in writing to maintain the confidentiality of such information.

     13.12. The Company hereby grants to the Lender, a lien, security interest and right of setoff as security for all liabilities an obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession custody, safekeeping or control of either of the Lender or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Company even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     13.13. Upon receipt of an affidavit and appropriate indemnity agreement of an officer of the Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Company will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

     13.14. All agreements between Company and Guarantor and Lender and hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Company and Lender in the execution, delivery and acceptance of this Agreement and the Note to contract in strict compliance with the Laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the loan documents or the security documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to fulfill shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Company, the Guarantor and Lender.

     13.15. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official changed with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject the Lender to any Tax with respect to the making of LIBOR Rate Loans, or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on LIBOR Rate Loans or any other amounts payable to the Lender under this Agreement for LIBOR Rate Loans, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an officer of the Lender, or

            (d) impose on the Lender any other conditions or requirements with respect to LIBOR Rate Loans or any class of loans or commitments of which any of LIBOR Rate Loans form a part;

and the result of any of the foregoing is

            (e) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the LIBOR Rate Loans, or

            (f) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of any of the LIBOR Rate Loans, or

            (g) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender for the Company hereunder, then, and in each such case, the Company will, upon demand by the Lender, at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

     13.16. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the lender and the Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of LIBOR Rate Loans made or deemed to be made pursuant hereto, then the Lender may notify the Company of such fact, and the Company shall pay to the Lender from time to time upon demand, as an additional fee payable hereunder, such amount as the Lender shall determine and certify in a notice to the Company to be an amount that will adequately compensate the Lender in light of these circumstances for its increased costs of maintaining such capital. The Lender shall allocate such cost increases among its customers in good faith and on equitable basis.

     13.17. A certificate setting forth any additional amounts payable pursuant to Paragraphs 13.15 and 13.16 and a brief explanation of such amounts which are due, submitted by the Lender to the Company, shall be prima facie evidence that such amounts are due and owing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


WITNESS:                                     LAZARE KAPLAN JAPAN, INC.


    [SIGNATURE ILLEGIBLE]                    By: Sheldon L. Ginsberg
   -------------------------------              --------------------------------
                                             Title: Sheldon L. Ginsberg
                                                    Vice President and Secretary


                                             FLEET BANK, N.A.


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                             Title: Senior Vice President


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                             Title: Vice President

                                 EXHIBIT INDEX


Exhibit A                 Term Promissory Note

Exhibit B                 Authorized Representatives Letter

                                   EXHIBIT A

                              TERM PROMISSORY NOTE



'Y'1,100,000,000                                                          , 1999


     FOR VALUE RECEIVED, LAZARE KAPLAN JAPAN, INC., a corporation organized under the Laws of Japan with its principal place of business at Yusen Okachimachi Building, Ninth Floor, 40807 Taito, Taito-ku, Tokyo Japan 110-0016 (the "Borrower") hereby promises to pay to the order of FLEET BANK, N.A., a national banking association with its offices at 111 Westminster Street, Providence, Rhode Island 02903 (the "Lender"), the principal sum of ONE BILLION ONE HUNDRED MILLION JAPANESE YEN ('Y'1,100,000,000) together with interest in arrears on any and all principal amounts outstanding and remaining unpaid hereunder from time to time from the date hereof until payment in full hereof, said interest to be payable at the rates and in the manner set forth in the Loan Agreement (as hereinafter defined). Interest shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed.

Principal shall be payable in equal consecutive quarterly installments in the amount of Ninety-Six Million Two Hundred Fifty Thousand Yen ('Y'96,250,000) commencing ninety (90) days from the date hereof and continuing on every ninetieth (90th) day thereafter until ______________, 2001, at which time the entire principal balance, together with all accrued interest, shall be payable in full. During any period that interest is calculated with reference to the Prime Rate, if any principal payment would otherwise be due on a day that is not a Business Day (as defined in the Loan Agreement), such payment shall become due on the next succeeding Business Day. During any period that interest is calculated with reference to the LIBOR Rate (as defined in the Loan Agreement), if any principal payment would otherwise be due on a day that is not a London Banking Day (as defined in the Loan Agreement), such payment shall become due on the next succeeding London Banking Day.

     Reference is made to the Loan Agreement for rights and obligations as to
(i) interest rate(s) applicable to principal amounts outstanding hereunder, and
(ii) mandatory and voluntary prepayment of principal and interest hereunder.

     If the entire amount of a required principal and/or interest payment is not paid in full within ten (10) business days after the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5%) of the required payment.

     The Borrower hereby agrees to pay upon demand, to the extent permitted by law, a default interest rate on any sum or amount not paid when due hereunder at a rate per annum equal to the four percent (4%) in excess of the interest rate that would otherwise be payable hereunder, from the date of delinquency until payment in full.

     All payments made by the Borrower under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction, excluding, income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Lender as a result of a present or former connection between the jurisdiction of the government or the taxing authority imposing such tax and the Lender (excluding a connection arising solely from the Lender having executed, delivered, or performed its obligations or received a payment under, or enforced, this Note) or any political subdivision or taxing authority thereof or therein, (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are withheld from any amounts payable to the Lender hereunder the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note. Whenever any Taxes related to any payment made by the Borrower under this Note are payable by the Borrower, the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The payment required by this indemnification shall be made promptly after the Lender makes written demand therefor. The agreements in this subsection shall survive the payment of this Note and all other amounts payable hereunder or thereunder.

     Both principal and interest are payable in lawful money of Japan at the office of the Lender at the address shown above in immediately available funds. Yen ('Y'), the currency in which the Note is made and denominated, and the place of payment designated therefor is of the essence. The payment obligation of the Borrower hereunder in Yen ('Y') and the designated place of payment shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Yen ('Y') and transfer to the designated place of payment under normal banking procedures does not yield the amount owing hereunder at the designated place of payment. In the event that any payment by the Borrower, whether pursuant to a judgment or otherwise, upon such conversion and transfer, does not result in payment of such amount in Yen ('Y') at the designated place of payment, the Lender shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Borrower for, the additional amount necessary to yield the amount of Yen ('Y') owing hereunder. In the event that any payment by the Borrower, whether pursuant to a judgment or otherwise, upon such conversion and transfer, results in payment of Yen ('Y') at the designated place of payment in an amount greater than the amount owing, the Lender shall immediately remit the excess to the Borrower.

     If any sum due from the Borrower under the Note, the Guarantor (as hereinafter defined) under the Guaranty Agreement (as hereinafter defined) or any order or judgment given or made in relation hereto has to be converted from Yen ('Y') into another currency (the "second currency") for the purposes of (a) making or filing a claim or proof against the Borrower or the Guarantor with any governmental authority or in any court or tribunal or (b) obtaining or enforcing any order in relation hereto, the Borrower shall indemnify and hold harmless each of the persons or entities to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (i) the rate of exchange used to convert the amount in question from Yen ('Y') into the second currency and (ii) the rate or rates of exchange at which such person or entity, acting in good faith, purchased Yen ('Y') with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Borrower distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any such other obligations. In the event that any sum due from the Borrower under this Note, the Guarantor under the Guaranty Agreement or any order or judgment given or made in relation hereto has to be converted from Yen ('Y') into a second currency for any of the foregoing reasons, and such conversion results in payment of Yen ('Y') at the designated place of payment in an amount greater than the amount owing, the Lender shall immediately remit the excess to the payor.

     The Note is the Term Note made pursuant to the terms of, and is governed by, the Loan Agreement (the "Loan Agreement") dated of even date herewith between the Borrower and the Lender, which Loan Agreement is hereby incorporated herein as if set forth at length. This Note is subject to acceleration and prepayment as provided in the Loan Agreement. The principal amount of this Note and accrued interest thereon shall be due and payable if any Event of Default, as defined in the Loan Agreement, occurs. This Note is secured by a Guaranty Agreement dated the date hereof (the "Guaranty Agreement of Lazare Kaplan International Inc., a Delaware corporation (the "Guarantor"); which Guaranty Agreement is secured by a Pledge Agreement dated the date hereof (the "Pledge Agreement") of the Guarantor in favor of the Lender, and is entitled to the benefits thereof.

     The Lender may at any time pledge all or any portion of its rights under the loan documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C Section 341. No such pledge or enforcement thereof shall release the Lender from its obligations under any of the loan documents.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrower will pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

     This Note is to be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The

Borrower, to the extent that it may lawfully do so, hereby submits to the jurisdiction of the courts of the City of New York, State of New York and the United States District Court for the Southern Districts of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of the breach by the Borrower of any of its obligations under and with respect to the Loan Agreement, and expressly waives any and all objections it may have as to venue in any of such courts. THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THE NOTE AND EXTEND THE LINE OF CREDIT.

     The Borrower expressly waives presentment, demand for payment, protest and notice of nonpayment and any other notice otherwise required to be given under law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note.

     No consent or waiver by the holder with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by both the Borrower and the holder hereof.

     Effective after the occurrence and during the continuance of an Event of Default, the Borrower hereby grants to the Lender, a lien, security interest and right of set off as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice but only after the occurrence and during the continuance of an Event of Default, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing this Note. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS NOTE, PRIOR TO EXERCISING THEIR RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such law as of its effective date. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any agreement related to or securing the Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if under or from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer on the day and year first above written.

WITNESS:                                LAZARE KAPLAN JAPAN, INC.

                                        By:
----------------------------------         ------------------------------------

                                        Title:
                                              ---------------------------------

                     (TO BE TYPED ON COMPANY'S LETTERHEAD)

                                   EXHIBIT B

                                                                    , 1999

To:  Fleet Bank N.A.
     111 Westminster Street
     Providence, Rhode Island 02903

Dear Sir or Madam:

    In accordance with that certain Loan Agreement dated the date hereof by and between the undersigned and you (the "Lender"), the undersigned hereby designates the following persons as Authorized Representatives who are authorized by and on behalf of the undersigned to (a) to request that the Term Loan be converted to a loan of another Type, and (b) generally to bind the undersigned in any and all transactions by and between the Bank and the undersigned under the Term Loan:

                    Name                                           Title
                    ----                                           -----




The Bank is hereby authorized to rely on this authorization until the Lender receives further notice canceling or amending the foregoing. All capitalized terms used herein without definition shall have the meanings assigned by the Loan Agreement.

                                          Very truly yours,

                                          LAZARE KAPLAN JAPAN, INC.



                                          By: __________________________________

                                          Title: _______________________________